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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 June 7, 2004

Investors Financial Services Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or Jurisdiction of Incorporation)	0-26996 (Commission File Number)	04-3279817 (IRS Employer Identification No.)
200 Clarendon Street Boston, Massachusetts 02116 (Address of principal executive offices)		02205-1537 (Zip Code)

Registrant's telephone number, including area code: 617 937-6700

No change since last report
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        In meetings with investors this week, the Company will reaffirm its estimates for operating earnings of $1.90 to $1.95 per share for the year ended December 31, 2004. The Company will also reaffirm that these earnings estimates for the year ended December 31, 2004 include the effect of increased interest rates, which the Company expects may rise as much as 300 basis points over the next eighteen months, beginning in the second half of 2004. The Company's earnings estimates for the year ended December 31, 2004 also include an expected flattening of the yield curve, the difference between long-term and short-term interest rates, as short-term interest rates increase.

        This report contains forward-looking statements (statements which are not historical facts). These statements, including the Company's belief regarding the timing and amount of increases in interest rates, the effect of increased interest rates, the effect of a flattening yield curve and the Company's expected earnings per share for the year ending December 31, 2004 are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the performance of global financial markets, and the Company's ability to continue to manage its costs and sell its services to new and existing customers. Additional factors that could also affect actual results are set forth under the heading "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.
June 7, 2004	By:	/s/ JOHN E. HENRY John E. Henry Senior Vice President and General Counsel

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  Item 9. Regulation FD Disclosure.
SIGNATURES